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                                              Filed Pursuant to Rule 424(b)(3)
                                              Registration No. 333-87763


                               NBG BANCORP, INC.

             SUPPLEMENT NO. 1 TO PROSPECTUS DATED DECEMBER 6, 1999



CONDITIONS OF THE OFFERING

     In order to allow NBG Bancorp additional time to attain the minimum offering, the company has elected to extend the expiration date of the offering to June 3, 2000. See "TERMS OF THE OFFERING - Conditions of the Offering."

















                  The date of this supplement is March 6, 2000